SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): MARCH 14, 1997

                              L. LURIA & SON, INC.
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             (Exact name of registrant as specified in its charter)

                                     FLORIDA
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                  (State or other jurisdiction of incorporation

         1-8057                                      59-0620505
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(Commission File Number)                  (IRS Employer Identification No.)

                             5770 MIAMI LAKES DRIVE
                              MIAMI LAKES, FLORIDA                 33014
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                 (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code (305) 557-9000


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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS. In conjunction with the filing of its Form 10-Q for the thirteen weeks ended November 2, 1996, the Company disclosed a recovery plan to address its working capital needs, which included, among other things, selling the Company's warehouse/headquarters building. As part of such plan, the Company has sold the warehouse/headquarters building for $5.6 million. The proceeds from the sale will be used to pay off an $850,000 debt remaining on the building and the remainder of the proceeds will be used for general working capital needs. Also, the Company announced that it settled for $1.85 million a 1993 lawsuit against Service Merchandise Co., Inc. in which the Company had won a $13.8 million judgment in November 1995. Service Merchandise had appealed the final judgment and the Company was in the process of filing an answer to the appeal when the settlement was negotiated. No award amount had been reflected in the Company's financial statements.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         None.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    L. LURIA & SON, INC.

Dated:  March 31, 1997                              By: /s/ILIA LEKACH
                                                       ---------------
                                                           Ilia Lekach
                                                           Chairman of the Board